                                                                    EXHIBIT 10.1


                              SETTLEMENT AGREEMENT


         This Settlement Agreement (the "Settlement Agreement"), dated as of this 6th day of October, 1995, by and between Dart Group Corporation, a Delaware corporation ("Dart"), and Ronald S. Haft ("RSH").

                                  WITNESSETH:

         WHEREAS, on September 6, 1994 RSH acted to exercise an option to purchase from Dart one hundred ninety-seven thousand forty-eight (197,048) shares of Dart Class B Common Stock (the "Option Shares") with the intention, as stated in a letter of that date from RSH to all of the directors of Dart, "to remove Herbert Haft as a Director of Dart in order to protect the corporation from his continuing improper conduct";

         WHEREAS, Dart did not issue the Option Shares to RSH as he demanded on September 6, 1994, but on the next day, September 7, 1994, Dart's Board of Directors unanimously adopted a resolution recognizing that Dart had been "confronted by significant developments relating to [its] ownership and management" and creating an Executive Committee (the "Executive Committee") of the Board of Directors with the power to "conduct the affairs of [Dart] with respect to matters that are the subject of dispute between [Herbert H. Haft] and [RSH]";

         WHEREAS, on September 12, 1994 RSH filed a lawsuit captioned Ronald S. Haft v. Dart Group Corporation, Civ. A. No. 13736 (Del. Ch.) (the "Options Lawsuit"), seeking to compel Dart to issue the Option Shares to him;
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         WHEREAS, if RSH were to prevail in the Options Lawsuit, the one hundred seventy-two thousand seven hundred thirty (172,730) shares of Dart Class B Common Stock that Herbert H. Haft ("HHH") has heretofore had power to vote would no longer constitute a majority of the outstanding shares of Dart voting stock, and RSH, not HHH, would control the largest block of Dart voting stock;

         WHEREAS, the Executive Committee, pursuant to the above-described September 7, 1994 Board of Directors resolution, has overseen all aspects of Dart's defense of the Options Lawsuit;

         WHEREAS, RSH is willing to settle the Options Lawsuit on the terms, and subject to the conditions, set forth in this Settlement Agreement, and the Executive Committee has authorized and approved the Settlement Agreement as being in the best interests of Dart;

         WHEREAS, in January 1994 the Board of Directors of Dart created a Special Litigation Committee to "have and exercise the full powers of the Board of Directors to review and determine whether or not the Corporation shall undertake to institute legal action for, or to maintain the prosecution of, the claims asserted" in, inter alia, the lawsuit captioned Alan R. Kahn and The Tudor Trust v. Herbert Haft, Civ. A. No. 13154 (Del. Ch. filed Sept. 29, 1993) (the "Kahn Lawsuit");

         WHEREAS, the parties desire to settle the Kahn Lawsuit, as against RSH, on the terms set forth in this Settlement Agreement, subject to approval of the Delaware Chancery Court;

         WHEREAS, the Special Litigation Committee has authorized and approved this Settlement Agreement as being in the best interests of Dart;





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         WHEREAS, the Executive Committee was authorized by a resolution adopted by Dart's Board of Directors on June 30, 1995 to direct Dart's litigation of an action captioned Robert M. Haft v. Dart Group Corporation, Civ. A. No. 95-82 (D. Del. filed Feb. 10, 1995), filed by Robert M. Haft to enforce certain stock options;

         WHEREAS, Dart has filed a counterclaim in the Robert M. Haft action against RSH to cancel certain stock options held by RSH, and Dart and RSH desire to settle such counterclaim in accordance with the terms set forth in this Settlement Agreement;

         WHEREAS, the Executive Committee was authorized by a resolution adopted by Dart's Board of Directors on February 10, 1995 to file and prosecute on behalf of Dart claims relating to its leasing of certain warehouses;

         WHEREAS, Dart did file such claims, including claims against RSH, in an action captioned Dart Group Corporation and Pennsy Warehouse Leasing Corporation v. Herbert H. Haft, Civ. A. No. CAL 95-02302 (Md. Cir. Ct. filed Feb. 10, 1995), and RSH and Dart desire to settle such claims against RSH on the terms set forth in this Settlement Agreement;

         WHEREAS, RSH has filed an action against HHH and Dart, the defense of which on behalf of Dart is vested in the Executive Committee, captioned Ronald
S. Haft v. Herbert H. Haft, Civ. A. No. 14425 (Del. Ch. filed July 18, 1995), which seeks to cancel a proxy to vote one hundred seventy-two thousand seven hundred thirty (172,730) shares that RSH had given to HHH and to require Dart to recognize RSH's right to vote these shares;





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         WHEREAS, Dart and RSH desire to resolve RSH's present and future claims to voting control of Dart on the terms set forth in this Settlement Agreement; and

         WHEREAS, the parties acknowledge that this Settlement Agreement, and the transactions contemplated hereby, are subject to potential legal challenge, and the parties intend to cooperate in defending against any such legal challenge in order to assure the implementation and preservation of such transactions.

         NOW THEREFORE, for and in consideration of the premises and of the mutual promises and agreements herein contained, the parties hereto agree as follows:

                             ARTICLE 1. SETTLEMENT.

         1.1. Settlement Transactions. The parties shall consummate the following transactions on the date of this Settlement Agreement:

                 (a) The Employment Agreement between Dart and RSH, dated August 1, 1993 (the "Employment Agreement"), shall be amended to increase to One Hundred Forty Dollars ($140) per share the exercise price of the option to purchase the Option Shares provided for in the Employment Agreement.

                 (b) RSH shall exercise the amended option to purchase the Option Shares under the amended Employment Agreement and, pursuant to such exercise, Dart shall issue the Option Shares to RSH in exchange for (i) the payment of One Hundred Ninety-Seven Thousand Forty-Eight Dollars ($197,048) from RSH to Dart and (ii) a promissory note executed and delivered by RSH to Dart in the principal amount of Twenty-Seven Million Three Hundred Eighty-Nine Thousand Six Hundred





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         Seventy-Two Dollars ($27,389,672) in the form of Exhibit A (the "$27.4
         Million Note").

                 (c) RSH shall resign all of his positions as a director or officer of Dart and each corporation in which Dart holds a direct or indirect ownership interest; provided, that such resignations shall be effective thirty (30) days after the date hereof, unless, on such thirtieth (30th) day, a preliminary or permanent injunction is in effect prohibiting performance of this Settlement Agreement, in which case, RSH's resignation shall become effective on the first day on which no such preliminary or permanent injunction is in effect; and provided further, that RSH's resignation as a director of Shoppers Food Warehouse Corp. shall not be effective until such time as the Board of Directors of Dart shall determine to be appropriate.

                 (d) Dart and RSH shall execute and deliver a Buy/Sell/Offering Agreement in the form of Exhibit B (the "Buy/Sell/Offering Agreement"), which shall give Dart and RSH certain purchase and sale options relating to: (i) the Option Shares; (ii) an additional twenty-five thousand two hundred forty-six (25,246) shares of Dart Class B Common Stock owned by RSH (the "RSH Class B Shares");
         (iii) the New Class A Shares (as hereinafter defined); (iv) an additional twenty-eight thousand one hundred forty-four (28,144) shares of Dart Class A Common Stock owned by RSH (the "RSH Class A Shares"); (v) an additional fifty-eight thousand twenty-nine (58,029) shares of Dart Class A Common Stock that are subject to competing claims by Robert M. Haft and Linda G.





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         Haft and by HHH (the "RSH Contested Class A Shares"); and (vi) an
         additional thirty-three thousand three hundred thirty- three (33,333) shares of Dart Class A Common Stock that are subject to a pledge to First Union National Bank (the "RSH Pledged Class A Shares").

                 (e) Dart and RSH shall execute and deliver a Voting Trust Agreement in the form of Exhibit C (the "Voting Trust Agreement"), and RSH shall assign and transfer all of the Option Shares, the RSH Class B Shares, the RSH Class A Shares and the RSH Contested Class A Shares to the Voting Trustees thereunder (the "Voting Trustees").

                 (f) RSH shall assign and transfer to Dart the one hundred seventy-two thousand seven hundred thirty (172,730) shares of Dart Class B Common Stock that RSH purchased in July 1993 from HHH and that are held of record by RSH (the "Redemption Class B Shares").

                 (g) In exchange for the assignment and transfer of the Redemption Class B Shares by RSH to Dart, Dart shall execute and deliver to RSH a Subscription Agreement in the form of Exhibit D (the "Subscription Agreement"), providing (among other things) for the issuance to RSH, subject to approval by the Board of Directors of Dart, of 288,312 shares of Dart Class A Common Stock (the "New Class A Shares").

                 (h) Dart shall loan to RSH the amount of Thirty-Seven Million Seven Hundred Forty Thousand One Hundred Sixty- Two Dollars ($37,740,162) by

                          (i) depositing the amount of Twenty Million Dollars ($20,000,000) into a separate account of





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                 SettlementCorp. at Riggs National Bank, which account
                 shall be subject to that certain Restricted Account Security Agreement of even date herewith by and among RSH, Dart and SettlementCorp., in the form of Exhibit E (the "Restricted Account Security Agreement"), and

                          (ii) transferring to RSH the amount of Seventeen Million Seven Hundred Forty Thousand One Hundred Sixty-Two Dollars ($17,740,162),

         and RSH shall execute and deliver to Dart a promissory note in the principal amount of Thirty-Seven Million Seven Hundred Forty Thousand One Hundred Sixty-Two Dollars ($37,740,162) in the form of Exhibit F (the "$37 Million Note").

                 (i) Dart shall loan to RSH the amount of Eleven Million Six Hundred Twenty-One Thousand Two Hundred Seventy-Six Dollars ($11,621,276) by transferring such amount into a separate account of Settlementcorp at Riggs National Bank, which account shall be subject to that certain Escrow Agreement [$11.6 Million] of even date herewith by and between Dart and RSH in the form of Exhibit G (the "Escrow Agreement [$11.6 Million"], and RSH shall execute and deliver to Dart a promissory note in the principal amount of Eleven Million Six Hundred Twenty-One Thousand Two Hundred Seventy-Six Dollars ($11,621,276) in the form of Exhibit H hereto (the "$11.6 Million Note"). Immediately after said transfer of funds into such account is made, a certified check payable to HHH drawn on said account, in the amount of Eleven Million Six Hundred Twenty-One Thousand Two Hundred





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
         Seventy-Six Dollars ($11,621,276) shall be tendered by RSH to HHH as prepayment in full of that certain Promissory Note of RSH to HHH dated July 28, 1993 in the principal amount of Eleven Million Fifty-Four Thousand Seven Hundred Twenty Dollars ($11,054,720) (the "HHH Note").

                 (j) Dart and RSH shall execute and deliver a Stock and Trust Certificate Pledge Agreement in the form of Exhibit I hereto (the "Stock and Trust Certificate Pledge Agreement"), which shall cause the loans represented by the $11.6 Million Note, the $27.4 Million Note and the $37 Million Note to be secured by all shares of Class A Common Stock and Class B Common Stock beneficially owned by RSH and all trust certificates issued to RSH under the Voting Trust Agreement.

                 (k) RSH and Dart shall execute and deliver to each other a mutual general release in the form of Exhibit J (the "Release").

                 (l) Dart and RSH shall execute and deliver a Real Estate Master Agreement in the form of Exhibit K (the "Real Estate Master Agreement"), and all of the transactions set forth in Section 1.1 of the Real Estate Master Agreement shall be consummated as part of the Closing (as hereinafter defined).

                 (m) Immediately after amendment of the Employment Agreement pursuant to Section 1.1(a) and issuance of the Option Shares pursuant to Section 1.1(b), the Employment Agreement shall be terminated without any further obligation thereunder on the part of either Dart or RSH.





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                 (n)      RSH shall execute and deliver to each of Dart,
         Dart/SFW Corp. ("Dart/SFW"), Crown Books Corporation ("Crown Books") and Trak Auto Corporation ("Trak Auto") instruments cancelling all outstanding options held by RSH to purchase stock of, respectively, Dart, Dart/SFW, Trak Auto and Crown Books, except for RSH's option to purchase the Option Shares under the Employment Agreement as amended pursuant to Section 1.1(a).

                 (o) Dart shall pay to RSH the amount of One Hundred Eighty-Five Thousand Five Hundred Forty-Eight Dollars ($185,548).

                 (p) Dart shall deliver to RSH copies of the resolutions adopted by the Executive Committee and the Special Litigation Committee with respect to this Settlement Agreement and the transactions contemplated hereby.

         1.2. Closing Documents and Process. The documents and instruments executed and delivered to effectuate the transactions set forth in Section 1.1 shall be in form and substance reasonably satisfactory to both parties, and the closing of such transactions shall all deemed to have occurred simultaneously effective as of 4:01 p.m. (Eastern Daylight Savings Time) on the date hereof at the offices of Jones, Day, Reavis & Pogue, 1450 G Street, NW, Washington, D.C. 20005 (the "Closing"). Except as otherwise provided herein, all payments to be made as part of the closing of the transactions contemplated by this Settlement Agreement shall be made by certified check, bank check or wire transfer of immediately available funds pursuant to written instructions from the party entitled to receive the payment.





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         1.3.  [INTENTIONALLY LEFT BLANK]

         1.4.  Court Proceedings.   (a)     Immediately upon the execution of
this Settlement Agreement, the parties shall file appropriate papers with the Delaware Court of Chancery to dismiss the Options Lawsuit, without prejudice, and terminate the Standstill Agreement between the parties dated September 14, 1994.

                 (b) Within ten (10) days after the date of execution of this Settlement Agreement, the parties shall file appropriate papers with the Delaware Court of Chancery, including a Stipulation and Agreement of Compromise, Settlement and Release (the "Kahn Stipulation"), to seek approval of the Settlement Agreement and dismissal, with prejudice, of RSH and Combined Properties, Inc. ("CPI") as defendants in the Kahn Lawsuit.

                 (c) Within fifteen (15) days after the date of this Settlement Agreement, Dart shall file appropriate papers with the United States District Court for the District of Delaware to dismiss, without prejudice, its pending counterclaim against RSH in the action captioned Robert M. Haft v. Dart Group Corporation, Civ. A. No. 95-82 (D. Del. filed Feb. 10, 1995).

                 (d) Within fifteen (15) days after the date of this Settlement Agreement, Dart shall file appropriate papers with the Maryland Circuit Court to dismiss, without prejudice, RSH and CPI as defendants in the action captioned Dart Group Corporation and Pennsy Warehouse Leasing Corporation v. Herbert H. Haft, Civ. A. No. CAL 95-02302 (Md. Cir. Ct. filed Feb. 10, 1995).

                 (e) Within fifteen (15) days after the date of this Settlement Agreement, RSH and Dart shall file appropriate papers realigning Dart as a plaintiff in the derivative portion of the





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action captioned Ronald S. Haft v. Herbert H. Haft, No. 14425 (Del. Ch. filed
July 18, 1995) and, if Dart so elects, it may dismiss the derivative claims stated in such action.

                 (f) The parties shall cooperate in the defense of any litigation challenging the validity of this Settlement Agreement. If Dart obtains a release of any claim relating to the validity of this Settlement Agreement from any other person or entity, or if Dart obtains a release of any claim from any member of the Haft family relating to any matter, Dart shall use its reasonable efforts to obtain a release of the same claim in substantially similar form for RSH. If RSH obtains a release of any claim relating to the validity of this Settlement Agreement from any other person or entity, or if RSH obtains a release of any claim from any member of the Haft family relating to any matter, RSH shall use his reasonable efforts to obtain a release of the same claim in substantially similar form for Dart.

         1.5 Revocation. (a) The parties agree to consummate a Revocation Closing (in accordance with paragraph (c) of this Section 1.5, if Dart so elects by providing written notice to RSH of such election, and if the Delaware Court of Chancery has declined to approve the Settlement Agreement and dismiss RSH and CPI in accordance with the Kahn Stipulation; provided, that such written notice by Dart to RSH shall have been given within fourteen (14) days of the issuance of a final order denying dismissal of the claims against RSH and CPI in the Kahn Lawsuit or, if such final order is appealed, within fourteen (14) days of the entry of the final order resolving the appeal. Any Revocation Closing pursuant to this Section 1.5(a) shall occur on





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the date specified by Dart in its written notice to RSH of its election that a
Revocation Closing occur; provided that the date of such Revocation Closing shall be not less than two (2) days after the date such written notice is delivered to RSH; and provided, further, that the date of any Revocation Closing pursuant to this Section 1.5(a) shall not be earlier than April 11, 1996. In the event that a Revocation Closing is delayed because of the last proviso of the immediately preceding sentence, Dart agrees that it shall not take any corporate action regarding a change in its capital structure that requires a vote of the holders of Dart Class B Common Stock during the period of such delay.

                 (b) The parties agree to consummate a Revocation Closing (in accordance with paragraph (c) of this Section 1.5, if Dart so elects by providing written notice to RSH of such election, upon or after the issuance by a court of competent jurisdiction of a final order to the effect that the issuance of the Option Shares pursuant to Section 1.1 of this Settlement Agreement was invalid or that the Voting Trustees may not exercise the power to vote the Option Shares as contemplated by the Voting Trust Agreement; provided, that such written notice by Dart to RSH shall have been given within fourteen
(14) days of the issuance of such final order or, if such final order is appealed, within fourteen (14) days of the entry of the final order resolving the appeal. Any Revocation Closing pursuant to this Section 1.5(b) shall occur on the date specified by Dart in its written notice to RSH of its election that a Revocation Closing occur, which date shall not be less than two (2) days





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after the date such written notice is delivered to RSH; provided, that if Dart provides such written notice to RSH prior to the issuance by a court of competent jurisdiction of a final order to the effect that the issuance of the Option Shares is invalid or that the Voting Trustees may not exercise the power to vote the Option Shares as contemplated by the Voting Trust Agreement, then Dart may specify that the Revocation Closing shall occur and be effective immediately upon the issuance of such final order if and when it is issued and require that the documents and instruments necessary to consummate such Revocation Closing be executed and put into escrow for delivery immediately upon issuance by the Court of such final order.

                 (c) At any Revocation Closing pursuant to either paragraph (a) or paragraph (b) of this Section 1.5, the parties shall consummate the following transactions simultaneously:

                          (i) RSH and the Voting Trustees shall assign and transfer the Option Shares and the New Class A Shares (if issued pursuant to the Subscription Agreement) to Dart, all of the other shares of stock held by the Voting Trustees shall be assigned and transferred to RSH (subject to the perfected security interest of Dart under the Stock and Trust Certificate Pledge Agreement), and the Voting Trust Agreement shall terminate.

                          (ii) Dart shall reissue the Redemption Class B Shares to RSH, provided that the Redemption Class B Shares shall be subject to the perfected security interest of Dart under the Stock and Trust Certificate Pledge Agreement.





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                          (iii)  The $27.4 Million Note shall be cancelled, and
         Dart shall pay to RSH the amount of One Hundred Ninety-Seven Thousand Forty-Eight Dollars ($197,048), together with interest thereon from the date hereof until the date of the Revocation Closing at the simple per annum rate of eight percent (8%).

                          (iv) RSH shall pay to Dart the amount of One Hundred Eighty-Five Thousand Five Hundred Forty-Eight Dollars ($185,548).

                          (v) The JV Agreements (as defined in the Real Estate Master Agreement) shall be revised to provide that (x) all distributions payable under the respective JV Agreements with respect to Partnership Net Operating Cash Flow (as defined in the JV Agreements) shall be payable to the partners in accordance with the sharing percentages specified in Section 3.06(a)(i)(C) of the respective JV Agreements and (y) all distributions payable under
         Section 3.06(a)(ii)(B) of the respective JV Agreements shall be payable to the partners in accordance with the sharing percentages specified in Section 3.06(a)(i)(C) of the respective JV Agreements.
         In addition, RSH shall pay to Cabot-Morgan (immediately if all of the Properties or Joint Ventures (each as defined in the Real Estate Master Agreements) have theretofore been sold, or (if all of the Properties or Joint Ventures have not theretofore been sold) upon the earlier of the next sale of any Property or Joint Venture or the second anniversary of the Revocation Closing) Cabot-Morgan's sharing percentage (as specified in





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         Section 3.06(a)(i)(C) of the respective JV Agreements) of all distributions with respect to Partnership Net Operating Cash Flow (as defined in the respective JV Agreements) paid from the Closing Date through the Revocation Closing.

                          (vi) The Buy/Sell/Offering Agreement, the Real Estate Master Agreement (except for Article 7), the Subscription Agreement and the Release, and the rights and obligations of the parties thereunder, shall terminate and be of no further force and effect, and Sections 5.1, 5.2, 5.3, 5.4, 5.6, 5.7 and 5.8 of this
         Settlement Agreement shall terminate and be of no further force or effect.

                          (vii) The amendment of the Employment Agreement pursuant to Section 1.1(a) shall be revoked, the Employment Agreement (including the option to purchase the Option Shares thereunder) shall be reinstated, Dart shall pay to RSH compensation under the Employment Agreement for the period from the date of this Settlement Agreement to the date of the Revocation Closing during which such compensation was not paid, and RSH shall be reinstated to all of the positions as an officer of Dart, as a director of Dart (if practicable without a vote of Dart's shareholders) and as a director or officer of each corporation in which Dart owns a direct or indirect ownership interest that he held immediately prior to the execution and delivery of this Settlement Agreement.

                          (viii) RSH shall receive instruments reinstating all of the outstanding options cancelled pursuant to Section





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         1.1(n) of this Settlement Agreement on the terms in existence prior to such cancellation.

                 (d) In the event that a court of competent jurisdiction issues a final order to the effect that the issuance of the Option Shares pursuant to Section 1.1 of this Settlement Agreement was invalid or that the Voting Trustees may not exercise the power to vote the Option Shares as contemplated by the Voting Trust Agreement, then Dart may elect (in lieu of electing that the parties consummate a Revocation Closing pursuant to this
Section 1.5), by providing written notice to RSH of such election (within fourteen (14) days of the issuance of such final order or, if such final order is appealed, within fourteen (14) days of the entry of the final order resolving the appeal) that the parties consummate the following transactions on the date specified in such written notice, which date shall not be less than two (2) days after the date such written notice is delivered to RSH:

                          (i) RSH and the Voting Trustees shall assign and transfer the Option Shares to Dart;

                          (ii) The $27.4 Million Note shall be cancelled, and Dart shall pay to RSH the amount of One Hundred Ninety-Seven Thousand Forty-Eight Dollars ($197,048), together with interest thereon from the date hereof until the date of the Revocation Closing at the simple per annum rate of eight percent (8%); and

                          (iii) RSH shall pay to Dart (as an obligation independent of the $37 Million Note and the $11.6 Million Note) the amount of Eight Million Dollars ($8,000,000);





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
         provided, that such payment shall be made immediately if more than two
         (2) of the Properties or Joint Ventures (each as defined in the Real Estate Master Agreement) have theretofore been sold, or (if all of the Properties or Joint Ventures have not theretofore been sold) upon the earlier of the next sale of any Property or Joint Venture or the second anniversary of such written notice.

                 (e) Notwithstanding any other provision of this Section 1.5, RSH shall have no obligation to consummate a Revocation Closing or the transactions described in paragraph (d) of Section 1.5 if after the date of this Settlement Agreement the Certificate of Incorporation of Dart shall have been amended to permit holders of shares of any class other than Class B Common Stock to vote in the election of directors or to authorize the issuance of additional shares of Class B Common Stock.

               ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF DART.

         Dart represents and warrants to RSH that:

         2.1. Organization and Existence. Dart and Cabot Morgan are each corporations duly organized and validly existing under the laws of the State of Delaware.

         2.2. Absence of Conflict. The execution, delivery and performance by Dart of this Settlement Agreement, the Real Estate Master Agreement, the Buy/Sell/Offering Agreement, the Voting Trust Agreement, the Stock and Trust Certificate Pledge Agreement, the Pledge Agreements (as defined in the Real Estate Master Agreement), the Escrow Agreement (as defined in the Real Estate Master Agreement), Restricted Account Security Agreement and the Escrow Agreement [$11.6 Million] (collectively referred





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to hereinafter as the "Agreements") and the consummation of the transactions contemplated thereby, and the execution and delivery of the Release by Dart, Trak Auto, Crown Books, Cabot Morgan and Dart/SFW will not breach, violate or conflict with any provision of, give rise to any right of acceleration of any obligation under or constitute a default under (or an event which with the giving of notice or lapse of time, or both, would give rise to such a right or constitute such a default), nor require the consent or waiver of any other party to, (i) any mortgage, lease, note, contract, agreement or instrument to which Dart, Crown Books, Trak Auto, Dart/SFW or Cabot Morgan is a party; or
(ii) any law, regulation, order, judgment, writ, decree, decision or award by which Dart, Crown Books, Trak Auto, Dart/SFW or Cabot Morgan is bound.

         2.3. No Consents. No consent, waiver, release, approval, order or authorization of, or notification to, any third party or any government or government agency is required in connection with the execution, delivery or performance by Dart or Cabot Morgan of the Agreements, the consummation by Dart of the transactions contemplated thereby or the execution and delivery of the Release by Dart, Crown Books, Trak Auto, Dart/SFW and Cabot Morgan.

         2.4. Litigation. Except as set forth in Schedule 2.4, there are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of Dart or Cabot Morgan, threatened, against Dart, that relate to any of the transactions contemplated hereby and that, if successful, could restrain or prohibit the consummation of such transactions.





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               ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF RSH.

         RSH represents and warrants to Dart that:

         3.1. Authorization. Subject to bankruptcy court approval, the execution and delivery of the Release by CPI has been made by the President of CPI and shall be duly authorized by all necessary corporate action on the part of CPI within three (3) days of the date hereof.

         3.2. Binding Effect. The Agreements, the $11.6 Million Note, the $27.4 Million Note and the $37 Million Note are valid and binding obligations of RSH, enforceable against RSH in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or like laws limiting the remedies of creditors generally, and except that, in the discretion of the court, equitable remedies may not be available for the enforcement thereof.

         3.3. Absence of Conflict. Except as set forth in Schedule 3.3, the execution, delivery and performance by RSH of the Agreements, the $11.6 Million Note, the $27.4 Million Note and the $37 Million Note, and the consummation of the transactions contemplated hereby and thereby, and the execution and delivery of the Release by RSH and CPI, will not breach, violate or conflict with any provision of, give rise to any right of acceleration of any obligation under or constitute a default under (or an event which with the giving of notice or lapse of time, or both, would give rise to such a right or constitute such a default), nor require the consent or waiver of any other party to, (i) any mortgage, lease, note, contract, agreement or instrument to which RSH or CPI is a party; or (ii) any law, regulation, order, judgment, writ, decree, decision or award by which RSH or CPI is bound.

         3.4. No Consents. Except as set forth in Schedule 3.4, no consent, waiver, release, approval, order or authorization of, or notification to, any third party or any government or government agency is required in connection with the execution, delivery or performance by RSH of the Agreements, the $11.6 Million Note, the $27.4 Million Note and the $37 Million Note, the consummation by RSH of the transactions contemplated hereby and thereby or the execution and delivery of the Release by RSH and CPI.

         3.5. Title. Except as set forth in Schedule 3.5 and as provided by the Stock and Trust Certificate Pledge Agreement, RSH has good and marketable title to all of the Redemption Class B Shares, the RSH Class B Shares, the RSH Class A Shares, the RSH Contested Class A Shares and the RSH Pledged Class A Shares, free and clear of liens, charges, security interests, restrictions, claims or encumbrances of any kind, and RSH has not taken any action that could give rise to any such lien, charge, security interest, restriction, claim or encumbrance. Upon the issuance by Dart of the Option Shares and the New Class A Shares to RSH pursuant to Section 1.1, RSH will have good and marketable title to all of the Option Shares and the New Class A Shares free and clear of liens, charges, security interests, restrictions, claims or encumbrances of any kind and RSH will not have taken any action that could give rise to any such lien, charge, security interest, restriction, claim or encumbrance, except as provided by the Stock and Trust Certificate Pledge Agreement.

         3.6. Liabilities. Except for liabilities, obligations and commitments in an amount less than One Hundred Thousand Dollars ($100,000) individually and Two Million Dollars ($2,000,000) in the aggregate and except as set forth in Schedule 3.6, RSH has no liabilities, obligations or commitments, including, without limitation, those for taxes of any kind, that, if adversely determined or not discharged or performed by RSH, will create any lien, charge, security interest, restriction, claim or encumbrance in or against any of the Redemption Class B Shares, the RSH Class B Shares, the Option Shares, the RSH Class A Shares, the New Class A Shares, the RSH Contested Class A Shares or the RSH Pledged Class A Shares. Except as set forth in Schedule 3.6, RSH is not a general partner of any partnership whose liabilities (including contingent liabilities as guarantor for any debt of any third party) exceeds its assets. To the best knowledge of RSH there is no liability, commitment or obligation of RSH, or any partnership of which RSH is or has been a general partner, with respect to any of the Redemption Class B Shares, the RSH Class B Shares, the Option Shares, the RSH Class A Shares, the New Class A Shares, the RSH Contested Class A Shares or the RSH Pledged Class A Shares that is not disclosed in this Settlement Agreement or the Schedules hereto.

         3.7. Litigation. Except as described in Schedule 3.7, (a) there are no actions, suits, proceedings, investigations or claims pending or, to the knowledge of RSH, threatened against RSH, or any other party, or involving any of the Redemption Class B Shares, the RSH Class B Shares, the Option Shares, the RSH Class A Shares, the New Class A Shares, the RSH Contested Class A

Shares or the RSH Pledged Class A Shares, that affect or could affect any of the Redemption Class B Shares, the RSH Class B Shares, the Option Shares, the RSH Class A Shares, the New Class A Shares, the RSH Contested Class A Shares or the RSH Pledged Class A Shares in any respect, or that relate to any of the transactions contemplated by this Settlement Agreement and that, if successful, could restrain or prohibit the consummation of such transactions, and (b) neither RSH nor any of the Redemption Class B Shares, the RSH Class B Shares, the Option Shares, the RSH Class A Shares, the New Class A Shares, the RSH Contested Class A Shares or the RSH Pledged Class A Shares is subject to any order, judgment, writ, decree, decision or award that affects or could affect any of the Redemption Class B Shares, the RSH Class B Shares, the Option Shares, the RSH Class A Shares, the New Class A Shares, the RSH Contested Class A Shares or the RSH Pledged Class A Shares in any respect.

         3.8. HHH Note. Through December 31, 1994, RSH has paid to HHH all principal and interest owing under the HHH Note and, as of the date hereof, RSH is not in default under the HHH Note. The pay-off amount of the HHH Note is Eleven Million Five Hundred Sixty-Seven Thousand Two Hundred Twenty-Three Dollars ($11,567,223) as of the date hereof (principal amount of $11,054,720 plus accrued interest of $512,503).

                          ARTICLE 4. INDEMNIFICATION.

         4.1. Indemnification by RSH. RSH shall defend, indemnify and hold Dart and each of its subsidiaries and their respective officers, employees, directors, agents and representatives (the "Dart Indemnitees") harmless from and against any and all demands, claims, actions, suits, proceedings, losses, damages, judgments, liabilities, costs and expenses, including, without limitation, fees and expenses of legal counsel, (collectively, "Costs") asserted against or incurred by any Dart Indemnitee, directly or indirectly, arising out of or resulting from any inaccuracy in or breach of any of the representations, warranties or covenants of RSH contained in any of the Agreements, or any certificate or other instrument furnished to Dart by or on behalf of RSH pursuant to any of the Agreements.

         4.2. Indemnification by Dart. Dart shall defend, indemnify and hold RSH and his agents and representatives (the "RSH Indemnitees") harmless from and against any and all Costs asserted against or incurred by any RSH Indemnitee, directly or indirectly, arising out of or resulting from any inaccuracy in or breach of any of the representations, warranties or covenants of Dart contained in any of the Agreements, or any certificate or other instrument furnished to RSH by or on behalf of Dart pursuant to any of the Agreements.

         4.3. Indemnification Procedure. As soon as is reasonably practicable after any RSH Indemnitee or any Dart Indemnitee becomes aware of any claim that it has to recover Costs under this Article 4, such RSH Indemnitee or Dart Indemnitee, as the case may be ("Indemnified Party"), shall notify the other party ("Indemnifying Party") in writing, which notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the claim. The failure of any Indemnified Party to promptly give any Indemnifying Party such notice shall not preclude such

Indemnified Party from obtaining indemnification under this Article 4, except to the extent that such Indemnified Party's failure has materially prejudiced the Indemnifying Party's rights or materially increased its liabilities and obligations hereunder. In the event of a third party claim which is subject to indemnification under this Article 4, the Indemnifying Party shall have the right, upon agreeing in writing that it is obligated to fully indemnify the Indemnified Party for the full amount of the claim (to the extent such claim is proven or settled) and providing satisfactory evidence to the Indemnified Party that the Indemnifying Party has sufficient financial resources to provide such indemnification and defend such claim properly, to assume the defense of such claim by counsel of its own choosing. The Indemnified Party and Indemnifying Party shall cooperate with one another in the defense of such claim, including the settlement of the matter on the basis stipulated by the Indemnifying Party (with the Indemnifying Party being responsible for all costs and expenses of such settlement). If the Indemnifying Party within a reasonable time after notice of a claim fails to defend the Indemnified Party, the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of the Indemnifying Party.

         4.4. Remedies to be Cumulative. The remedies to the Indemnified Party provided herein shall be in addition to, and not in lieu of, any other remedies to which the Indemnified Party is entitled at law or in equity for any breach or non-compliance by the Indemnifying Party with the provisions of any of the Agreements.

                             ARTICLE 5. COVENANTS.

         5.1 Additional Transfer of Shares. (a) RSH shall assign and transfer the New Class A Shares to the Voting Trustees under the Voting Trust Agreement immediately upon the issuance of the New Class A Shares to RSH pursuant to the Subscription Agreement.

                 (b) RSH shall assign and transfer the Pledged Shares to the Voting Trustees under the Voting Trust Agreement as promptly as practicable and, in any event, immediately upon the release of the existing pledge of the Pledged Shares to First Union National Bank.

         5.2 RSH Contested Class A Shares. In the event that Dart purchases any of the RSH Contested Class A Shares pursuant to the Buy/Sell/Offering Agreement and a court of competent jurisdiction determines that RSH cannot or has not transferred to Dart lawful title to any of such shares, then RSH shall be obligated immediately upon written demand from Dart to pay to Dart, in cash, an amount equal to the purchase price of such shares under the Buy/Sell/Offering Agreement that was applicable to Dart's attempted purchase thereof.

         5.3. Herbert Haft Legal Action. (a) The parties acknowledge that HHH has filed a lawsuit captioned Herbert H. Haft v. Ronald S. Haft, Civ. A. No. 94CA9883 (D.C. Super. Ct. July 17, 1995), and a counterclaim in the lawsuit captioned Ronald S. Haft v. Herbert H. Haft, Civ. A. No. 14425 (Del. Ch. filed July 18, 1995), seeking relief that includes rescission of his July 1993 sale of the Redemption Class B Shares to RSH (collectively, the "Rescission Action").

                 (b) In the event that a court of competent jurisdiction enters a final order or grants equitable relief, in the Rescission Action or otherwise, the effect of which is that HHH's sale of the Redemption Class B Shares to RSH is or has been rescinded, that Dart has not received a valid and effective assignment and transfer of the Redemption Class B Shares from RSH as of the date of this Settlement Agreement or that the Redemption Class B Shares (or shares substituted therefor) must be returned or delivered to HHH or RSH, then (subject to paragraph (c) of this Section 5.3) immediately upon written notice from Dart to RSH:

                          (i) If Dart shall not theretofore have purchased the New Class A Shares pursuant to the Buy/Sell/Offering Agreement, (x) RSH shall be obligated to prepay Twenty-Four Million One Hundred Eighty-Two Thousand Two Hundred Dollars ($24,182,200) of the outstanding principal amount of the $37 Million Note, together with accrued interest on said principal amount required to be prepaid, as and subject to the conditions set forth in the $37 Million Note, and
         (y) the New Class A Shares shall be immediately transferred to, and redeemed by, Dart; and

                          (ii) If Dart shall theretofore have purchased the New Class A Shares pursuant to the Buy/Sell/Offering Agreement, then RSH shall pay to Dart (as an obligation independent of the $37 Million Note, the $27.4 Million Note and the $11.6 Million Note) an amount equal to the purchase price that was applicable in Dart's purchase of the New Class A Shares pursuant to the Buy/Sell/Offering Agreement; provided, that such payment shall be made immediately if more than two (2) of the Properties or Joint Ventures (each as defined in the Real Estate Master Agreement) have theretofore been sold, or (if all of the Properties or Joint Ventures have not theretofore been sold) upon the earlier of the next sale of any Property or Joint Venture or the second anniversary of such written notice.

                 (c) Notwithstanding the provisions of paragraph (b) of this Section 5.3, in the event that a court of competent jurisdiction enters an order the effect of which is that RSH may not assign and transfer the Redemption Class B Shares to Dart during HHH's lifetime (or until the termination of the proxy granted by RSH to HHH in July 1993 to vote the Redemption Class B Shares), then the transaction provided for in Section 1.1(f) of this Settlement Agreement shall be consummated immediately once RSH is able to assign and transfer the Redemption Class B Shares to Dart and RSH shall not transfer or assign to any other party any interest in any of the Redemption Class B Shares and shall not grant or suffer to exist any lien, charge, security interest, restriction, claim or encumbrance of any kind (other than the proxy granted to HHH in July 1993 as it now exists) in, against or with respect to any of the Redemption Class B Shares; provided, that if after the date of this Settlement Agreement and prior to the valid and effective consummation of the transaction provided for in Section 1.1(f), there shall have occurred, with the approval of HHH or other holders of Dart Class B Common Stock but without the approval of the Voting Trustees, any change in the voting rights of Dart Class A Common Stock or Dart Class B Common Stock or any recapitalization of Dart the result of which is that the Redemption Class B Shares (while outstanding) represent less than thirty-four percent (34%) of the issued and outstanding shares of Dart capital stock that vote in the election of Directors, and the shares of Dart stock held by the Voting Trustees represent fifty percent (50%) or less of the issued and outstanding shares of Dart capital stock that vote in the election of Directors, then RSH shall pay to Dart (as an obligation independent of the $37 Million Note, the $27.4 Million Note and the $11.6 Million Note) the amount of Eight Million Dollars ($8,000,000) at the time the transaction provided for in Section 1.1(f) of this Settlement Agreement is consummated, subject to a deferral of such payment (if not more than two (2) of the Properties or Joint Ventures (each as defined in the Real Estate Master Agreements) have theretofore been sold) until the earlier of the next sale of any Property or Joint Venture or the second anniversary of the transition provided for in Section 1.1(f); and provided further that if, prior to the valid and effective consummation of the transaction provided for in Section 1.1(f), any event (for example, RSH's legal incapacity or RSH's testamentary transfer of the Redemption Class B Shares to
HHH) shall occur that renders RSH unable to consummate the transaction provided for in Section 1.1(f), then immediately upon written notice from Dart to RSH:

                          (i) If Dart shall not theretofore have purchased the New Class A Shares pursuant to the Buy/Sell/Offering

         Agreement, (x) RSH shall be obligated to prepay Twenty-Four Million One Hundred Eighty-Two Thousand Two Hundred Dollars ($24,182,200) of the outstanding principal amount of the $37 Million Note, together with accrued interest on said principal amount required to be prepaid, as and subject to the conditions set forth in the $37 Million Note, and (y) the New Class A Shares shall be immediately transferred to, and redeemed by, Dart; and

                          (ii) If Dart shall theretofore have purchased the New Class A Shares pursuant to the Buy/Sell/Offering Agreement, RSH shall pay to Dart (as an obligation independent of and in addition to the $37 Million Note) an amount equal to the purchase price that was applicable in Dart's purchase of the New Class A Shares pursuant to the Buy/Sell/Offering Agreement; provided, that such payment shall be made immediately if more than two (2) of the Properties or Joint Ventures (each as defined in the Real Estate Master Agreement) have theretofore been sold, or (if all of the Properties or Joint Ventures have not theretofore been sold) upon the earlier of the next sale of any Property or Joint Venture or the second anniversary of such written notice.

         5.4. Reaffirmation of Leases. Dart hereby reaffirms that it, Trak Auto or Crown Books, as the case may be, is a party to, and is bound by, each of the leases (the "Leases") listed on Schedule 5.4. Except as provided in the Release, none of Dart, Trak Auto or Crown Books releases or discharges any person, corporation or partnership from any claims, demands, damages, causes of action or lawsuits of any kind, whether known or unknown, heretofore existing with respect to any of the Leases.

         5.5. Further Assurances. RSH and Dart each shall execute and deliver promptly such additional documents, assignments, certificates and instruments as the other party to this Settlement Agreement may reasonably request in order to effectuate more effectively the transfers and assignments provided for in this Settlement Agreement.

         5.6. RSH Restrictions. Except for RSH's record and/or beneficial ownership, as of the date hereof, of the Redemption Class B Shares, the Option Shares, the RSH Class A Shares, RSH Class B Shares, the New Class A Shares, the RSH Contested Class A Shares, the RSH Pledged Class A Shares and eight hundred seventy (870) Class A shares owned of record by CP Holdings, Inc., for a period commencing on the date hereof and continuing through the tenth anniversary of the date hereof, RSH shall not, singly, through a partnership or otherwise as part of any group, directly or indirectly:

                 (a) Purchase, acquire or own, or offer or agree to purchase, acquire or own, any securities of Dart, Crown Books or Trak Auto or of any Acquisition Company (as hereinafter defined) (collectively, "Restricted Securities"). For purposes of this Settlement Agreement, an "Acquisition Company" shall mean any corporation, partnership or other entity that at the time has entered into a memorandum of intent, agreement in principle or similar type of written understanding with Dart, Crown Books or Trak Auto, or a subsidiary or affiliate of any thereof, that contemplates the acquisition of control of such corporation, partnership or other entity by Dart, Crown Books or Trak Auto or any such subsidiary or affiliate, or a business combination involving such corporation, partnership or other entity and Dart, Crown Books or Trak Auto or any such subsidiary or affiliate, and with respect to which proposed transaction a public announcement has been made and a copy thereof has been furnished to RSH; provided, however, that a corporation, partnership or other entity shall not be deemed an Acquisition Company if (i) at the date of the first public announcement of such memorandum of intent, agreement in principle or similar type of written understanding, RSH alone or with other members of a group were the beneficial owners of an aggregate of more than five percent (5%) of the outstanding voting securities of such corporation, partnership or other entity and RSH (alone or with other members of a group) had on file with the Securities and Exchange Commission a Schedule 13D indicating such beneficial ownership, or
         (ii) within six (6) months after such announcement, the transaction contemplated by such memorandum of intent or agreement in principle or a similar type of written understanding has not become the subject of a definitive acquisition or similar agreement. Notwithstanding the prohibitions contained in this Section 5.6(a) with respect to the acquisition or ownership of Restricted Securities of Dart, Crown Books or Trak Auto, (i) in the event that RSH acquires such Restricted Securities in connection with an acquisition by Dart, Crown

         Books or Trak Auto of an Acquisition Company or the securities of an Acquisition Company by an exchange offer or otherwise, RSH may hold such Restricted Securities for a period not in excess of one year, during which period he shall dispose of all such Restricted Securities, and (ii) in the event RSH acquires such Restricted Securities in connection with an acquisition by Dart, Crown Books or Trak Auto of a corporation, partnership or other entity that is not an Acquisition Company or the securities of such a corporation, partnership or other entity by an exchange offer or otherwise, RSH may hold such Restricted Securities indefinitely; provided, however, the provisions of this Section 5.6(a) shall continue to prohibit any further purchase, acquisition or ownership of Restricted Securities of Dart, Crown Books and Trak Auto. Nothing contained herein shall require disposal of securities representing five percent (5%) or less of the voting securities of an Acquisition Company owned at the time such corporation, partnership or other entity becomes an Acquisition Company. As used in this Section 5.6(a), an "affiliate" of any party shall mean any person or entity that directly or indirectly controls, is controlled by or is under common control with such party.

                 (b) Solicit, or encourage any other person to solicit, proxies or become a "participant" or otherwise engage in any "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) in opposition to a recommendation of a majority of the directors of Dart, Crown Books, Trak Auto or any Acquisition Company with respect to any matter;

                 (c) Initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to Dart, Crown Books, Trak Auto or any Acquisition Company, as described in Rule 14A-8 under the Exchange Act;

                 (d) Acquire or affect the control of Dart, Crown Books, Trak Auto or any Acquisition Company or directly or indirectly participate in or encourage the formation of any group seeking to acquire or affect control of Dart, Crown Books, Trak Auto or any Acquisition Company; or

                 (e) Encourage any person, firm, corporation, group or other entity to engage in any of the actions covered by clauses (a) through (d) of this Section 5.6.

         5.7. Dart Restrictions. Except in the event the Voting Trust Agreement is terminated and Dart has not purchased any RSH Class A Shares or Option Shares, for a period commencing on the date hereof and continuing through the tenth anniversary of the date hereof, Dart shall not, singly, through a partnership or otherwise as part of any group, directly or indirectly:

                 (a) Purchase, acquire or own, or offer or agree to purchase, acquire or own, any securities or other ownership interests of CPI, of the affiliated entities of CPI or RSH listed in Schedule
         5.7 (the "RSH/CPI Affiliates"), or of any RSH/CPI Acquisition Company (as hereinafter defined) (collectively, "RSH/CPI Restricted Securities"). For purposes of this Settlement Agreement, an "RSH/CPI

         Acquisition Company" shall mean any corporation, partnership or other entity that at the time has entered into a memorandum of intent, agreement in principle or similar type of written understanding with RSH, CPI or any RSH/CPI Affiliate that contemplates the acquisition of control of such corporation, partnership or other entity by CPI or any RSH/CPI Affiliate, or a business combination involving such corporation, partnership or other entity and CPI or any RSH/CPI Affiliate, and with respect to which proposed transaction a public announcement has been made and a copy thereof has been furnished to Dart; provided, however, that a corporation, partnership or other entity shall not be deemed an RSH/CPI Acquisition Company if (i) at the date of the first public announcement of such memorandum of intent, agreement in principle or similar type of written understanding, Dart alone or with other members of a group were the beneficial owners of an aggregate of more than five percent (5%) of the outstanding voting securities of such corporation, partnership or other entity and Dart (alone or with other members of a group) had on file with the Securities and Exchange Commission a Schedule 13D indicating such beneficial ownership, or (ii) within six (6) months after such announcement, the transaction contemplated by such memorandum of intent or agreement in principle or a similar type of written understanding has not become the subject of a definitive acquisition or similar agreement. Notwithstanding the prohibitions contained in this Section 5.7(a) with respect to the acquisition or ownership of

         RSH/CPI Restricted Securities of CPI or any RSH/CPI Affiliate, (i) in the event that Dart acquires such RSH/CPI Restricted Securities in connection with an acquisition by CPI or any RSH/CPI Affiliate of an RSH/CPI Acquisition Company or the securities of an RSH/CPI Acquisition Company by an exchange offer or otherwise, Dart may hold such RSH/CPI Restricted Securities for a period not in excess of one
         (1) year, during which period Dart shall dispose of all such RSH/CPI Restricted Securities, and (ii) in the event Dart acquires such RSH/CPI Restricted Securities in connection with an acquisition by CPI or any RSH/CPI Affiliate of a corporation, partnership or other entity that is not an RSH/CPI Acquisition Company or the securities of such a corporation, partnership or other entity by an exchange offer or otherwise, Dart may hold such RSH/CPI Restricted Securities indefinitely; provided, however, the provisions of this Section 5.7(a) shall continue to prohibit any further purchase, acquisition or ownership of RSH/CPI Restricted Securities of CPI or any RSH/CPI Affiliate. Nothing contained herein shall require disposal of securities representing five percent (5%) or less of the voting securities of an RSH/CPI Acquisition Company owned at the time such corporation, partnership or other entity becomes an RSH/CPI Acquisition Company.

                 (b) Acquire or affect the control of CPI or any RSH/CPI Affiliate or directly or indirectly participate in or encourage the formation of any group seeking to acquire or affect control of CPI or any RSH/CPI Affiliate; or

                 (c) Encourage any person, firm, corporation, group or other entity to engage in any of the actions covered by clauses (a) and (b) of this Section 5.7.

                 (d)      Notwithstanding the foregoing, nothing in this
         Section 5.7 shall prohibit, limit or otherwise affect any rights, interests or remedies that Dart may have under or in respect of the Agreements, the $37 Million Note, the $27.4 Million Note, the $11.6 Million Note, or any of the other documents or instruments executed and delivered pursuant to this Settlement Agreement and the Real Estate Master Agreement, or directly or indirectly as a result of any breach by RSH of any of his obligations thereunder or under this Settlement Agreement, the Real Estate Master Agreement or any of the documents or instruments contemplated hereby or thereby.

                 (e)      Notwithstanding the foregoing, nothing in this
         Section 5.7 shall prohibit Dart from acquiring the First Union Stock Line (as hereinafter defined), as contemplated by Section 5.8, any other line of credit or loan in connection with which the RSH Pledged Class A Shares are encumbered and/or that certain loan evidenced by a promissory note, dated December 23, 1992, executed by Combined Properties Limited Partnership in favor of Star Enterprise in the original principal amount of Fifty Million Dollars ($50,000,000) (the "Star Loan"), or from exercising or enforcing any rights or remedies in connection therewith; provided, however, that Dart shall not acquire the Star Loan, or engage in discussions or negotiations with Star

         Enterprises, Inc. regarding a possible acquisition by Dart of the Star Loan, during the pendency of the bankruptcy proceedings or any appeals thereto described in the Restricted Account Security Agreement; and provided further, that if Dart shall acquire the Star Loan, then Dart shall not exercise or enforce any rights or remedies in connection with the Star Loan against RSH unless and until Dart has taken all reasonable steps to obtain full satisfaction from all other obligors and/or guarantors under the Star Loan, and Dart shall not release any such obligor or guarantor from liability with respect to the Star Loan unless Dart shall also offer to release RSH from liability with respect to the Star Loan on substantially the same terms as the release of such other obligor or guarantor.

         5.8. First Union National Bank Stock Line. RSH acknowledges that Dart has discussed with First Union National Bank of Washington, D.C. ("First Union D.C.") the potential purchase by Dart, directly or through a designee, of all of First Union D.C.'s right, title and interest as holder in and to that certain Revolving Credit Note dated July 24, 1994 made by RSH and HHH in favor of First Union D.C., and in and to all loan documentation, collateral, security interests, judgments, liens (whether obtained by garnishment, attachment, judgment or otherwise), proofs of claim and any and all other rights of collection or enforcement relating thereto (all such right, title and interest being hereafter referred to as the "First Union Stock Line"). In the event that Dart, in its sole and absolute discretion, elects to proceed with a potential purchase of the

First Union Stock Line from First Union D.C. or the then-holder of the First Union Stock Line, as the case may be, RSH shall cooperate in all respects with Dart in such effort, which cooperation shall include, without limitation, execution and delivery of such documents as Dart may reasonably request, including a release by RSH (to be effective upon closing of such purchase) of First Union D.C. and its affiliates, and the officers, directors, employees, agents, representatives, successors and assigns of each, from any and all obligations, claims or causes of action, known or unknown, relating to or arising from the First Union Stock Line. In the event that Dart purchases the First Union Stock Line, and provided that RSH has fully cooperated as aforesaid and is not otherwise then in default of any obligation under this Agreement or under any other agreement executed pursuant to this Agreement, Dart shall release RSH from RSH's liability to Dart as holder of the First Union Stock Line upon (a) RSH's payment to Dart, in cash, of twenty-one and thirty-six one-hundredths percent (21.36%) of the then-outstanding balance of the First Union Stock Line, including interest accrued thereon, and (b) the expiration of one (1) year plus one (1) day from the date of such payment (the "Release Suspense Period"). Such release of RSH by Dart shall be only for the benefit of RSH, and shall not constitute a release of, nor be deemed to affect the liability of, any other person relating to the First Union Stock Line. Upon RSH's payment to Dart as aforesaid, Dart will forebear from enforcing as against RSH its rights as holder of the First Union Stock Line pending expiration of the Release Suspense Period, provided, however, that such forbearance shall terminate, and all of Dart's rights shall be restored if such payment by RSH is recovered from Dart as a voidable transfer. Such forbearance shall be only for the benefit of RSH, and shall not affect, or be deemed to affect, Dart's rights of enforcement as against any other person relating to the First Union Stock Line.

         5.9. Specific Performance. Dart and RSH each acknowledge and agree that in the event of any breach of this Settlement Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that Dart and RSH, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance (including temporary restraining orders) of this Settlement Agreement in any action instituted in the Delaware Court of Chancery or the United States District Court for the District of Delaware, or, in the event neither of said courts would have jurisdiction over such action, in any court of the United States or any state having subject matter jurisdiction. Dart and RSH consent to personal jurisdiction in any such action brought in the Delaware Court of Chancery or the United States District Court for the District of Delaware.

         5.10. Brokerage. Dart and RSH each represent and warrant to the other that the negotiations relevant to this Settlement Agreement have been carried on by each directly with the other and that there are no claims for finder's fees or other like payments in connection with this Settlement Agreement or the transactions contemplated hereby, except that Dart has engaged the investment banking firm of Wasserstein Perella & Co. to render financial advisory services in connection with the transactions contemplated hereby and Dart is solely responsible for all amounts due Wasserstein Perella & Co. as a result thereof. Dart and RSH each agree to indemnify and hold each other harmless from and against any and all claims or liabilities for finder's fees or other like payments incurred by reason of any action taken by it.

         5.11 No Voluntary Bankruptcy of RSH. RSH covenants to Dart that he does not have the present intention to do any of the following: (i) apply for, or consent in writing to, the appointment of a receiver, trustee or liquidator;
(ii) file a voluntary petition seeking relief under the U.S. Bankruptcy Code, or be unable, or admit in writing his inability, to pay his debts as they become due; or (iii) make a general assignment for the benefit of creditors.

                           ARTICLE 6. MISCELLANEOUS.

         6.1. Expenses. The parties shall pay their own respective expenses incurred in connection with this Settlement Agreement and the transactions hereunder, including, without limitation, any sales, transfer or other similar taxes and fees for accountants and attorneys.

         6.2. Cross-Default. This Settlement Agreement, the Real Estate Master Agreement, the Agreements and documents related thereto constitute one integrated whole. RSH agrees that a material breach by RSH under any of the Agreements shall constitute a material breach under each of the Agreements. Dart agrees that a material breach by Dart under any of the Agreements shall constitute a material breach under each of the Agreements.

         6.3. Notices. Any notices or consents required or permitted by this Settlement Agreement shall be in writing and shall be deemed given if delivered in person or if sent by certified mail, postage prepaid, return receipt requested, or by facsimile as follows, unless any such address is changed by notice hereunder:

                 To Dart:

                          Dart Group Corporation
                          3300 75th Avenue
                          Landover, MD 20785
                          Attention: Corporate Secretary
                          Facsimile: 301-733-2707

                 Copy to:

                          Stephen J. Brogan, Esq.
                          Jones, Day, Reavis & Pogue
                          1450 G Street, N.W.
                          Washington, D.C. 20005
                          Facsimile: 202-737-2832

                 To RSH:

                          Ronald S. Haft
                          2435 California Street, N.W.
                          Washington, D.C.  20008
                          Facsimile: 202-234-1222

                 Copy to:

                          Stuart M. Grant, Esq.
                          Blank, Rome, Comisky & McCauley
                          1220 Market Street
                          8th Floor
                          Wilmington, DE  19801
                          Facsimile: 302-425-6464

         6.4. Governing Law. This Settlement Agreement, and the documents and instruments delivered pursuant hereto, except as otherwise provided therein, shall be construed in accordance with and governed by the laws of the State of Delaware.

         6.5. Counterparts. This Settlement Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         6.6. Survival of Representations and Warranties. The representations and warranties of the parties hereto made in this Settlement Agreement shall survive the closing of the transactions contemplated hereby.

         6.7. Amendments. This Settlement Agreement may be amended only by a written agreement executed by both of the parties hereto.

         6.8. Entire Agreement. This Settlement Agreement (including the Schedules and Exhibits hereto), the other Agreements, and the documents and instruments executed and delivered pursuant hereto and thereto, set forth the entire understanding of the parties hereto and supersede all prior agreements between them with respect to the subject matter hereof.

         6.9. Severability. If any one or more of the provisions contained in this Settlement Agreement, or any agreement, document or instrument delivered pursuant hereto, should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all remaining provisions shall not in any way be affected or impaired.

         6.10. Binding Effect. This Settlement Agreement, and the documents and instruments delivered pursuant hereto, shall inure to the benefit of, and shall be binding upon, the respective parties hereto, their heirs, executors, administrators, successors (including any representative, executor or administrator of RSH's estate) and assigns.

         6.11. Waiver. The waiver by any party hereto of any matter provided for herein shall not be deemed to be a waiver of any other matter provided for herein.

         6.12. Exhibits and Schedules. The Exhibits and Schedules attached to this Settlement Agreement are incorporated herein and shall be part of this Settlement Agreement for all purposes.

         6.13. Headings. The headings in this Settlement Agreement, and the headings in the Schedules hereto, are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Settlement Agreement.

         IN WITNESS WHEREOF, Dart and RSH have executed, or have caused this Settlement Agreement to be executed on their behalf, on the date first above written.

                                                DART GROUP CORPORATION




/s/ Bonita A. Wilson                            By: /s/ Robert A. Marmon
--------------------------------------             ----------------------------
Attest                                             Name:
                                                   Title:




                                                /s/ Ronald S. Haft
--------------------------------------          -------------------------------
Witness                                         RONALD S. HAFT


         The undersigned, as named plaintiffs in the lawsuit captioned Alan R. Kahn and The Tudor Trust v. Herbert H. Haft, Civ. A. No. 13154 (Del. Ch. filed Sept. 29, 1993) and as derivative defendant in the lawsuit captioned Ronald S. Haft v.

Dart Group Corporation, C.A. No. 13736 (Del. Ch. filed Sept. 12, 1994), hereby accept and agree to the terms of this Settlement Agreement and, without limiting the generality of the foregoing, agree to cooperate fully with the performance of Sections 1.4(a) and 1.4(b) thereof.


                                              ALAN R. KAHN and
                                              THE TUDOR TRUST



                                              By:/s/ Sidney B. Silverman
                                                 --------------------------
                                                 Sidney B. Silverman
                                                 Silverman, Harnes & Harnes

                        Index to Schedules and Exhibits

Schedules

2.4           Schedule of Litigation

3.3           Schedule of Conflicts

3.4           Schedule of Consents

3.5           Schedule of Adverse Claims

3.6           Schedule of Liabilities

3.7           Schedule of Litigation

5.4           Schedule of Reaffirmed Leases

5.7           Schedule of CPI/RSH Affiliated Entities



Exhibits

A             Form of $27.4 Million Note

B             Form of Buy/Sell/Offering Agreement

C             Form of Voting Trust Agreement

D             Form of Subscription Agreement

E             Form of Restricted Account Security Agreement

F             Form of $37 Million Note

G             Form of Escrow Agreement [$11.6 Million]

H             Form of $11.6 Million Note

I             Form of Stock and Trust Certificate Pledge Agreement

J             Form of Mutual Release

K             Form of Real Estate Master Agreement